Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Noble Corporation of our report dated 20 December 2021 relating to the financial statements of The Drilling Company of 1972 A/S, which appears in Noble Finco Limited’s Registration Statement on Form S-4 dated December 20, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Statsautoriseret Revisionspartnerselskab

Copenhagen, Denmark

22 December 2021